Exhibit 99.1

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relating to our qualification and taxation as a real estate investment trust, a “REIT,” and the acquisition, holding, and disposition of our common shares, preferred shares, and depositary shares (together with common shares and preferred shares, the “shares”) as well as our warrants and rights.  For purposes of the following discussion, references to “our Company,” “we” and “us” mean only Kite Realty Group Trust and not its subsidiaries or affiliates.  This summary is based upon the Internal Revenue Code of 1986, as amended, or the “Code,” the Treasury Regulations, rulings and other administrative interpretations and practices of the Internal Revenue Service, or the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect.  No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.  We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section.  The summary is also based upon the assumption that we will operate the Company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents.  This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, including:

•                  a tax-exempt organization, except to the extent discussed below in “—Taxation of U.S. Shareholders—Taxation of Tax-Exempt Shareholders,”

•                  a broker-dealer,

•                  a non-U.S. corporation, non-U.S. partnership, non-U.S. trust, non-U.S. estate, or individual who is not taxed as a citizen or resident of the United States, all of which may be referred to collectively as “non-U.S. persons,”

•                  a trust, estate, regulated investment company, or “RIC,” REIT, financial institution, insurance company or S corporation,

•                  subject to the alternative minimum tax provisions of the Code,

•                  holding the shares as part of a hedge, straddle, conversion or other risk-reduction or constructive sale transaction,

•                  holding the shares through a partnership or similar pass-through entity,

•                  a person with a “functional currency” other than the U.S. dollar,

•                  beneficially or constructively holding 10% or more (by vote or value) of the beneficial interest in us,

•                  a person who does not hold the shares as a “capital asset,” within the meaning of Section 1221 of the Code,

•                  a U.S. expatriate, or

•                  otherwise subject to special tax treatment under the Code.

This summary does not address state, local or non-U.S. tax considerations.

Each prospective investor is advised to consult his or her tax advisor to determine the impact of his or her personal tax situation on the anticipated tax consequences of the acquisition, ownership and sale of our shares.  This includes the federal, state, local, foreign and other tax consequences of the ownership and sale of our shares and the potential changes in applicable tax laws.

Taxation of the Company as a REIT

General

We elected to be taxed as a REIT commencing with our first taxable year ended December 31, 2004.  A REIT generally is not subject to U.S. federal income tax on the income that it distributes to shareholders provided that the REIT meets the applicable REIT distribution requirements and other requirements for qualification as a REIT under the Code.  We believe that we are organized and have operated and we intend to continue to operate, in a manner to qualify for taxation as a REIT under the Code.  However, qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Code, including through our actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code.  Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future change in our circumstances, we cannot provide any assurances that we will be organized or operated in a manner so as to satisfy the requirements for qualification and taxation as a REIT under the Code, or that we will meet in the future the requirements for qualification and taxation as a REIT.  See “—Failure to Qualify as a REIT.”

The sections of the Code that relate to our qualification and operation as a REIT are highly technical and complex.  This discussion sets forth the material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its shareholders.  This summary is qualified in its entirety by the applicable Code provisions, relevant rules and Treasury regulations, and related administrative and judicial interpretations.

Taxation

For each taxable year in which we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our net income that is distributed currently to our shareholders.  Shareholders generally will be subject to taxation on dividends (other than designated capital gain dividends and “qualified dividend income”) at rates applicable to ordinary income, instead of at lower capital gain rates.  Qualification for taxation as a REIT enables the REIT and its shareholders to substantially eliminate the “double taxation” (that is, taxation at both the corporate and shareholder levels) that generally results from an investment in a regular corporation.  Regular corporations (non-REIT “C” corporations) generally are subject to U.S. federal corporate income taxation on their income and shareholders of regular corporations are subject to tax on any dividends that are received.  Currently, however, shareholders of regular corporations who are taxed at individual rates generally are taxed on dividends they receive at capital gains rates (through 2012), which are currently lower for individuals than ordinary income rates, and shareholders of regular corporations who are taxed at regular corporate rates will receive the benefit of a dividends received deduction that substantially reduces the effective rate that they pay on such dividends.  Dividends received from REITs are generally not eligible for taxation at the preferential dividend income rates currently available to individual U.S. shareholders who receive dividends from taxable subchapter “C” corporations, and corporate shareholders of a REIT are not eligible for the dividends received deduction.  Income earned by a REIT and distributed currently to its shareholders generally will be subject to lower aggregate rates of U.S. federal income taxation than if such income were earned by a non-REIT “C” corporation, subjected to corporate income tax, and then distributed to shareholders and subjected to tax either at capital gain rates or the effective rate paid by a corporate recipient entitled to the benefit of the dividends received deduction.

Any net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to our shareholders, subject to special rules for certain items such as the capital gains that we recognize.

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax in the following circumstances:

1.               We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

2.               We (or our shareholders) may be subject to the “alternative minimum tax” on our undistributed items of tax preference, if any.

3.               If we have (1) net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or (2) other non-qualifying income from foreclosure property, such income will be subject to tax at the highest corporate rate.

4.               Our net income from “prohibited transactions” will be subject to a 100% tax.  In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

5.               If we fail to satisfy either the 75% gross income test or the 95% gross income test, as discussed below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our qualification as a REIT because of specified cure provisions, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

6.               We will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of amounts actually distributed, excess distributions from the preceding tax year and amounts retained for which U.S. federal income tax was paid, if we fail to make the required distributions by the end of a calendar year.  The required distributions for each calendar year is equal to the sum of:

•                  85% of our REIT ordinary income for the year;

•                  95% of our REIT capital gain net income for the year other than capital gains we elect to retain and pay tax on as described below; and

•                  any undistributed taxable income from prior taxable years.

7.               We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants, and our taxable REIT subsidiaries do not reflect arm’s length terms.

8.               If we acquire any assets from a non-REIT “C” corporation in a carry-over basis transaction, we would be liable for corporate income tax, at the highest applicable corporate rate for the “built-in gain” with respect to those assets if we disposed of those assets within 10 years after they were acquired.  To the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT “C” corporation’s interest in the partnership.  Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset.  The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

9.               We may elect to retain and pay U.S. federal income tax on our net long-term capital gain.  In that case, a U.S. shareholder would include its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the U.S. shareholder in our common shares.

10.         If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nevertheless maintain our REIT qualification because of specified cure provisions, we will be subject to a tax equal to the greater of $50,000 or the amount determined by multiplying the net income generated by such non-qualifying assets by the highest rate of tax applicable to regular “C” corporations during periods when such assets would have caused us to fail the asset test.

11.         If we fail to satisfy a requirement under the Code which would result in the loss of our REIT qualification, other than a failure to satisfy a gross income test, or an asset test as described in paragraph 10 above, but nonetheless maintain our qualification as a REIT because the requirements of certain relief provisions are satisfied, we will be subject to a penalty of $50,000 for each such failure.

12.         If we fail to comply with the requirements to send annual letters to our shareholders requesting information regarding the actual ownership of our shares and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

13.         The earnings of any subsidiaries that are subchapter “C” corporations, including any TRS, are subject to U.S. federal corporate income tax.

Notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets, operations and/or net worth.  We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Code defines a “REIT” as a corporation, trust or association:

(1)          that is managed by one or more trustees or directors;

(2)          that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)          that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

(4)          that is neither a financial institution nor an insurance company within the meaning of certain provisions of the Code;

(5)          that is beneficially owned by 100 or more persons;

(6)          not more than 50% in value of the outstanding shares or other beneficial interest of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities and as determined by applying certain attribution rules) during the last half of each taxable year;

(7)          that makes an election to be a REIT for the current taxable year, or has made such an election for a previous taxable year that has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)          that uses a calendar year for U.S. federal income tax purposes;

(9)          that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

(10)    that has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

The Code provides that conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.  Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT.  Condition (6) must be met during the last half of each taxable year.  For purposes of determining share ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual.  However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

We believe that we have been organized, have operated and have issued sufficient shares of beneficial interest with sufficient diversity of ownership to allow us to satisfy the above conditions.  In addition, our declaration of trust contain restrictions regarding the transfer of shares of beneficial interest that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above.  If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT unless we qualify for certain relief provisions described in the following paragraph.

To monitor our compliance with condition (6) above, we are generally required to maintain records regarding the actual ownership of our shares.  To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us).  We must maintain a list of those persons failing or refusing to comply with this demand as part of our records.  We could be subject to monetary penalties if we fail to comply with these record-keeping requirements.  A shareholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information.  If we comply with the record-keeping requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year.  We elected to be taxed as a REIT beginning with our first taxable year in 2004 and we have not succeeded to any earnings and profits of a “C” corporation.  Therefore, we do not believe we had any undistributed non-REIT earnings and profits.

Effect of Subsidiary Entities

Ownership of Interests in Partnerships and Limited Liability Companies.  In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT will be deemed to own its pro rata share of the assets of the partnership or limited liability company, as the case may be, based on its capital interests in such partnership or limited liability company.  Also, the REIT will be deemed to be entitled to the income of the partnership or limited liability company attributable to its pro rata share of the assets of that entity.  The character of the assets and gross income of the partnership or limited liability company retains the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests.  Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or limited liability company in which we own an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below.

We have included a brief summary of the rules governing the U.S. federal income taxation of partnerships and limited liability companies and their partners or members below in “—Tax Aspects of Our Ownership of Interests in the Operating Partnership and other Partnerships and Limited Liability Companies.” We have control of our operating partnership and substantially all of the subsidiary partnerships and limited liability companies in which our operating partnership has invested and intend to continue to operate them in a manner consistent with the requirements for our qualification and taxation as a REIT.  In the future, we may be a limited partner or non-managing member in some of our partnerships and limited liability companies.  If such a partnership or limited liability company were to take actions which could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity.  In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis.  In that case, we could fail to qualify as a REIT unless entitled to relief, as described below.

Ownership of Interests in Qualified REIT Subsidiaries.  We may acquire 100% of the stock of one or more corporations that are qualified REIT subsidiaries.  A corporation will qualify as a qualified REIT subsidiary if we own 100% of its stock and it is not a taxable REIT subsidiary.  A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as our assets, liabilities and such items (as the case may be) for all purposes of the Code, including the REIT qualification tests.  For this reason, references in this discussion to our income and assets should be understood to include the income and assets of any qualified REIT subsidiary we own.  Our ownership of the voting stock of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of our total assets, as described below in “—Asset Tests Applicable to REITs.”

Ownership of Interests in Taxable REIT Subsidiaries.  A taxable REIT subsidiary of ours is a corporation other than a REIT in which we directly or indirectly hold stock, and that has made a joint election with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code.  A taxable REIT subsidiary also includes any corporation other than a REIT in which a taxable REIT subsidiary of ours owns, directly or indirectly, securities,

(other than certain “straight debt” securities), which represent more than 35% of the total voting power or value of the outstanding securities of such corporation.  Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to our tenants without causing us to receive impermissible tenant service income under the REIT gross income tests.  A taxable REIT subsidiary is required to pay regular U.S. federal income tax, and state and local income tax where applicable, as a regular “C” corporation.  In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied.  If dividends are paid to us by one or more of our taxable REIT subsidiaries, then a portion of the dividends we distribute to shareholders who are taxed at individual rates will generally be eligible for taxation at lower capital gains rates, rather than at ordinary income rates.  See “—U.S. Taxation of Taxable U.S. Shareholders Generally—Qualified Dividend Income.”

Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests.  However, several provisions applicable to the arrangements between us and our taxable REIT subsidiaries ensure that such taxable REIT subsidiaries will be subject to an appropriate level of U.S. federal income taxation.  For example, taxable REIT subsidiaries are limited in their ability to deduct interest payments in excess of a certain amount made directly or indirectly to us.  In addition, we will be obligated to pay a 100% penalty tax on some payments we receive or on certain expenses deducted by our taxable REIT subsidiaries if the economic arrangements between us, our tenants and such taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties.  Our taxable REIT subsidiaries, and any future taxable REIT subsidiaries acquired by us, may make interest and other payments to us and to third parties in connection with activities related to our properties.  There can be no assurance that our taxable REIT subsidiaries will not be limited in their ability to deduct interest payments made to us.  In addition, there can be no assurance that the IRS might not seek to impose the 100% excise tax on a portion of payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

Kite Realty Holding, LLC and its respective subsidiaries that are corporations are referred to as corporate subsidiaries.  Each of the corporate subsidiaries is taxable as a regular “C” corporation and has elected, together with us, to be treated as our taxable REIT subsidiary or is treated as a taxable REIT subsidiary under the 35% subsidiary rule discussed above.  In addition, we may elect, together with other corporations in which we may own directly or indirectly stock, for those corporations to be treated as our taxable REIT subsidiaries.

Gross Income Tests

To qualify as a REIT, we must satisfy two gross income tests which are applied on an annual basis.  First, in each taxable year at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, as described below, and certain foreign currency transactions) must be derived from investments relating to real property or mortgages on real property, including:

•                  “rents from real property”;

•                  dividends or other distributions on, and gain from the sale of, shares in other REITs;

•                  gain from the sale of real property or mortgages on real property, in either case, not held for sale to customers;

•                  interest income derived from mortgage loans secured by real property; and

•                  income attributable to temporary investments of new capital in stocks and debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or issuance of debt obligations with at least a five-year term.

Second, at least 95% of our gross income in each taxable year (excluding gross income from prohibited transactions, certain hedging transactions, as described below, and certain foreign currency transactions) must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as (a) other dividends, (b) interest, and (c) gain from the sale or disposition of stock or securities, in either case, not held for sale to customers.

Beginning with the Company’s taxable year beginning on or after January 1, 2005, gross income from certain hedging transactions are excluded from gross income for purposes of the 95% gross income requirement.

Similarly, gross income from certain hedging transactions entered into after July 30, 2008 are excluded from gross income for purposes of the 75% gross income test.  See “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Hedging Transactions.”

Rents from Real Property.  Rents we receive will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if several conditions are met.  These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property lease.

•                  First, the amount of rent must not be based in whole or in part on the income or profits of any person.  However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales;

•                  Second, we, or an actual or constructive owner of 10% or more of our shares, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant.  Rents received from such tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if either (i) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space or (ii) the property is a qualified lodging facility and such property is operated on behalf of the taxable REIT subsidiary by a person who is an “eligible independent contractor” (as described below) and certain other requirements are met;

•                  Third, rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease.  If this requirement is not met, then the portion of rent attributable to personal property will not qualify as “rents from real property”; and

•                  Fourth, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from whom we derive no revenue or through a TRS.  To the extent that impermissible services are provided by an independent contractor, the cost of the services generally must be born by the independent contractor.  We anticipate that any services we provide directly to tenants will be “usually or customarily rendered” in connection with the rental of space for occupancy only and not otherwise considered to be provided for the tenants’ convenience.  We may provide a minimal amount of “non-customary” services to tenants of our properties, other than through an independent contractor, but we intend that our income from these services will not exceed 1% of our total gross income from the property.  If the impermissible tenant services income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property.  If the total amount of impermissible tenant services income does not exceed 1% of our total income from the property, the services will not “taint” the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant services income will not qualify as rents from real property.  We are deemed to have received income from the provision of impermissible services in an amount equal to at least 150% of our direct cost of providing the service.

We monitor (and intend to continue to monitor) the activities provided at, and the non-qualifying income arising from, our properties and believe that we have not provided services at levels that will cause us to fail to meet the income tests.  We provide services and may provide access to third party service providers at some or all of our properties.  Based upon our experience in the retail markets where the properties are located, we believe that all access to service providers and services provided to tenants by us (other than through a qualified independent contractor or a taxable REIT subsidiary) either are usually or customarily rendered in connection with the rental of real property and not otherwise considered rendered to the occupant, or, if considered impermissible services, will not result in an amount of impermissible tenant service income that will cause us to fail to meet the income test requirements.  However, we cannot provide any assurance that the IRS will agree with these positions.

Income we receive which is attributable to the rental of parking spaces at the properties will constitute rents from real property for purposes of the REIT gross income tests if the services provided with respect to the parking facilities are performed by independent contractors from whom we derive no income, either directly or indirectly, or by a taxable REIT subsidiary.  We believe that the income we receive that is attributable to parking facilities will meet these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

We currently hold, and may in the future hold, one or more hotel properties.  We expect to lease any such hotel properties through a joint venture entity in which our TRS will have an interest.  In order for rent paid pursuant to a REIT’s leases to constitute “rents from real property,” the leases must be respected as true leases for U.S. federal income tax purposes.  Accordingly, the leases cannot be treated as service contracts, joint ventures or some other type of arrangement.  The determination of whether the leases are true leases for U.S. federal income tax purposes depends upon an analysis of all the surrounding facts and circumstances.  We intend to structure the leases so that the leases will be respected as true leases for U.S. federal income tax purposes.  With respect to the management of the hotel properties, the TRS-joint venture entity-lessee intends to enter into a management contract with a hotel management company that qualifies as an “eligible independent contractor.” A taxable REIT subsidiary must not directly or indirectly operate or manage a lodging or health care facility or, generally, provide to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated.  Although a taxable REIT subsidiary may not operate or manage a lodging facility, it may lease or own such a facility so long as the facility is a “qualified lodging facility” and is operated on behalf of the taxable REIT subsidiary by an “eligible independent contractor.” A “qualified lodging facility” is, generally, a hotel at which no authorized gambling activities are conducted, and includes the customary amenities and facilities operated as part of, or associated with, the hotel.  “Customary amenities” must be customary for other properties of a comparable size and class owned by other owners unrelated to the REIT.  An “eligible independent contractor” is an independent contractor that, at the time a management agreement is entered into with a taxable REIT subsidiary to operate a “qualified lodging facility,” is actively engaged in the trade or business of operating “qualified lodging facilities” for a person or persons unrelated to either the taxable REIT subsidiary or any REITs with which the taxable REIT subsidiary is affiliated.  A hotel management company that otherwise would qualify as an “eligible independent contractor” with regard to a taxable REIT subsidiary of a REIT will not so qualify if the hotel management company and/or one or more actual or constructive owners of 10% or more of the hotel management company actually or constructively own more than 35% of the REIT, or one or more actual or constructive owners of more than 35% of the hotel management company own 35% or more of the REIT (determined with respect to a REIT whose shares are regularly traded on an established securities market by taking into account only the shares held by persons owning, directly or indirectly, more than 5% of the outstanding shares of the REIT and, if the stock of the eligible independent contractor is publicly traded, 5% of the publicly traded stock of the eligible independent contractor).  We currently intend to take all steps reasonably practicable to ensure that none of our taxable REIT subsidiaries will engage in “operating” or “managing” any hotels and that the hotel management companies engaged to operate and manage hotels leased to or owned by the taxable REIT subsidiaries will qualify as “eligible independent contractors” with regard to those taxable REIT subsidiaries.  We expect that rental income we receive, if any, that is attributable to the hotel properties will constitute rents from real property for purposes of the REIT gross income tests.

Interest Income.  “Interest” generally will be non-qualifying income for purposes of the 75% or 95% gross income tests if it depends in whole or in part on the income or profits of any person.  However, interest based on a fixed percentage or percentages of receipts or sales may still qualify under the gross income tests.  We do not expect to derive significant amounts of interest that will not qualify under the 75% and 95% gross income tests.

Dividend Income.  Our share of any dividends received from Kite Realty Holding, LLC and from other corporations in which we own an interest (other than qualified REIT subsidiaries) will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test.  We do not anticipate that we will receive sufficient dividends from Kite Realty Holding, LLC or other such corporation to cause us to exceed the limit on non-qualifying income under the 75% gross income test.  Dividends that we receive from other qualifying REITs will qualify for purposes of both REIT income tests.

Income from Hedging Transactions.  From time to time, we may enter into transactions to hedge against interest rate risks or value fluctuations associated with one or more of our assets or liabilities.  Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap or cap agreements, option agreements, and futures or forward contracts.  Income of a REIT, including income from a pass-through subsidiary, arising from “clearly identified” hedging transactions that are entered into to manage the risk of interest rate or price changes with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets, will not be treated as gross income for purposes of the 95% gross income test, and will not be treated as gross income for purposes of the 75% gross income test where such instrument was entered into after July 30, 2008.  Income of a REIT arising from hedging transactions that are entered into to manage the risk of currency fluctuations will not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test where such transaction was entered into after July 30, 2008 provided that the transaction is “clearly identified” before the close of the day on which it was acquired, originated or entered into.  In general, for a hedging transaction to be “clearly identified,” (a) it must be identified as a hedging transaction before the end of the day on which it is acquired or entered into, and (b) the items or risks being hedged must be identified “substantially contemporaneously” with entering into the hedging transaction (generally not more than 35 days after entering into the hedging transaction).  To the extent that we hedge with other types of financial instruments or in other situations, the resultant income will be treated as income that does not qualify under the 95% or 75% income tests.  We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Income from Prohibited Transactions.  Any gain that we realize on the sale of any property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax.  Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction.  However, effective for sales after July 30, 2008, we will not be treated as a dealer in real property with respect to a property that we sell for the purposes of the 100% tax if (i) we have held the property for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property, and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure) for the year of sale or (b) the aggregate tax basis of property sold during the year is 10% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year or (c) the fair market value of property sold during the year is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, and substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income.  The sale of more than one property to one buyer as part of one transaction constitutes one sale for purposes of this “safe harbor.” We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives.  However, the IRS may successfully contend that some or all of the sales made by us or our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions.  In that case, we would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

Income from Foreclosure Property.  We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test.  Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property.  Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.  To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Failure to Satisfy the Gross Income Tests.  If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code.  These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% and/or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth a description of each item of our gross income that satisfies the gross income tests for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations.  It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions.  If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT.  As discussed above, under “— Taxation of the Company as a REIT — General,” even if these relief provisions apply, a tax would be imposed based on the amount of non-

qualifying income.  We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the income tests applicable to REITs.

Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax.  In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations.  Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code.  Safe harbor provisions are provided where:

•                  amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

•                  a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•                  rents paid to us by tenants leasing at least 25% of the net leasable space of the REIT’s property who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the REIT’s tenants leasing comparable space who are receiving such services from the TRS and the charge for the service is separately stated; or

•                  the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.

While we anticipate that any fees paid to a taxable REIT subsidiary for tenant services will reflect arm’s-length rates, a taxable REIT subsidiary may under certain circumstances provide tenant services which do not satisfy any of the safe-harbor provisions described above.  Nevertheless, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes.  If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the redetermined rent, redetermined deductions or excess interest, as applicable.

Asset Tests

At the close of each calendar quarter, we must satisfy the following tests relating to the nature and diversification of our assets.  For purposes of the asset tests, a REIT is not treated as owning the stock of a qualified REIT subsidiary or an equity interest in any entity treated as a partnership otherwise disregarded for U.S. federal income tax purposes.  Instead, a REIT is treated as owning its proportionate share of the assets held by such entity.

•                  at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, in some circumstances, stock or debt instruments purchased with new capital.  For purposes of this test, real estate assets include interests in real property, such as land and buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some types of mortgage-backed securities and mortgage loans.  Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

•                  not more than 25% of our total assets may be represented by securities other than those described in the first bullet above;

•                  Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

•                  Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

•                  Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries we may not own more than 10% of any one issuer’s outstanding voting securities.

•                  Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, we may not own more than 10% of the total value of the outstanding securities of any one issuer.

•                  For our tax years beginning before January 1, 2009, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.  For our tax years beginning on or after January 1, 2009, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including (1) loans to individuals or estates; (2) obligations to pay rent from real property; (3) rental agreements described in Section 467 of the Code; (4) any security issued by other REITs; (5) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (6) any other arrangement as determined by the IRS.  In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by a partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, debt will meet the “straight debt” safe harbor if (1) neither us, nor any of our controlled taxable REIT subsidiaries (i.e., taxable REIT subsidiaries more than 50% of the vote or value of the outstanding stock of which is directly or indirectly owned by us), own any securities not described in the preceding paragraph that have an aggregate value greater than one percent of the issuer’s outstanding securities, as calculated under the Code, (2) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, (3) the debt is not convertible, directly or indirectly, into stock, and (4) the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors.  However, contingencies regarding time of payment and interest are permissible for purposes of qualifying as a straight debt security if either (1) such contingency does not have the effect of changing the effective yield of maturity, as determined under the Code, other than a change in the annual yield to maturity that does not exceed the greater of (i) 5% of the annual yield to maturity or (ii) 0.25%, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder.  In addition, debt will not be disqualified from being treated as “straight debt” solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.

Our operating partnership owns 100% of the interests of Kite Realty Holding, LLC.  We are considered to own our pro rata share (based on our ownership in the operating partnership) of the interests in Kite Realty Holding, LLC equal to our proportionate share (by capital) of the operating partnership.  Kite Realty Holding, LLC has elected, together with us, to be treated as our taxable REIT subsidiary.  So long as Kite Realty Holding, LLC qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, 10% voting securities limitation or 10% value limitation with respect to our ownership interest.  We may acquire securities in other taxable REIT subsidiaries in the future.  We believe that the aggregate value of our interests in our taxable REIT subsidiaries do not exceed, and believe that in the future it will not exceed 25% of the aggregate value of our gross assets.  To the extent that we own an interest in an issuer that does not qualify as a REIT, a qualified REIT subsidiary, or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets.  Moreover, with respect to each issuer in which we own an interest that does not qualify as a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer complies with the 10% voting securities limitation and 10% value limitation.

No independent appraisals have been obtained to support these conclusions.  In this regard, however, we cannot provide any assurance that the IRS might disagree with our determinations.

Failure to Satisfy the Asset Tests.  The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through pass-through subsidiaries, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in pass-through subsidiaries.  After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests solely by reason of changes in the relative values of our assets (including, for tax years beginning after July 30, 2008, a discrepancy caused solely by the change in the foreign currency exchange rate used to value a foreign asset).  If failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter.  An acquisition of securities could include an increase in our interest in our operating partnership, the exercise by limited partners of their redemption right relating to units in the operating partnership or an additional capital contribution of proceeds of an offering of our shares of beneficial interest.  We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests.  Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful.  If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT, unless we satisfy certain relief provisions.

The failure to satisfy the 5% asset test, or the 10% vote or value asset tests can be remedied even after the 30-day cure period under certain circumstances.  Specifically, if we fail these asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000.  If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposing of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), paying a tax equal to the greater of $50,000 or the highest corporate income tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test, and filing in accordance with applicable Treasury regulations a schedule with the IRS that describes the assets that caused us to fail to satisfy the asset test(s).  We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the asset tests applicable to REITs.  In certain circumstances, utilization of such provisions could result in us being required to pay an excise or penalty tax, which could be significant in amount.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to:

•                  the sum of: (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain; and (2) 90% of our after tax net income, if any, from foreclosure property; minus

•                  the sum of specified items of non-cash income.

For purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount included in our taxable income without the receipt of a corresponding payment, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

We generally must make dividend distributions in the taxable year to which they relate.  Dividend distributions may be made in the following year in two circumstances.  First, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year.  Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared.  Second, distributions may be made in the following year if they are declared before we timely file our tax return for the year and if made with or before the first regular dividend payment after such declaration.  These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted as satisfying the annual distribution requirement for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on that amount at regular corporate tax rates.  We intend to make timely distributions sufficient to satisfy these annual distribution requirements.  In this regard, the partnership agreement of our operating partnership authorizes us, as general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.  In certain circumstances we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains.  In this case, we could elect for our shareholders to include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid.  Our shareholders would then increase their adjusted basis of their stock by the difference between (1) the amounts of capital gain dividends that we designated and that they included in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements.  Such losses, however, (1) will generally not affect the character, in the hands of our shareholders, of any distributions that are actually made as ordinary dividends or capital gains; and (2) cannot be passed through or used by our shareholders.  See “—U.S. Taxation of U.S. Shareholders—U.S. Taxation of Taxable U.S. Shareholders—Distributions Generally.”

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

In addition, if we were to recognize “built-in-gain” (as defined below) on the disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain net of the tax we would pay on such gain.  “Built-in-gain” is the excess of (a) the fair market value of the asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

We expect that our REIT taxable income (determined before our deduction for dividends paid) will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income.  Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above.  However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income.  If these timing differences occur, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable dividends in order to meet the distribution requirements.

We may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year.  Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends.  However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Record-Keeping Requirements

We are required to comply with applicable record-keeping requirements.  Failure to comply could result in monetary fines.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification other than gross income and asset tests that have the specific savings clauses, we can avoid termination of our REIT qualification by paying a penalty of $50,000 for each such failure, provided that our noncompliance was due to reasonable cause and not willful neglect.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates.  If we fail to qualify for taxation as a REIT, we will not be required to make any distributions to shareholders, and any distributions that are made to shareholders will not be deductible by us.  As a result, our failure to qualify for taxation as a REIT would significantly reduce the cash available for distributions by us to our shareholders.  In addition, if we fail to qualify for taxation as a REIT, all distributions to shareholders, to the extent of our current and accumulated earnings and profits, will be taxable as regular corporate dividends, which means that shareholders taxed as individuals currently would receive qualified dividend income that would be taxed at capital gains rates, and corporate shareholders generally would be entitled to a dividends received deduction with respect to such dividends.  Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.  There can be no assurance that we would be entitled to any statutory relief.  We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the requirements applicable to REITs.

Tax Aspects of Our Ownership of Interests in the Operating Partnership and other Partnerships and Limited Liability Companies

General

Substantially all of our investments are owned indirectly through our operating partnership.  In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are treated as partnerships or as disregarded entities for U.S. federal income tax purposes.  In general, entities that are classified as partnerships or as disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax.  Rather, partners or members of such entities are allocated their pro rata shares of the items of income, gain, loss, deduction and credit of the entity, and are required to include these items in calculating their U.S. federal income tax liability, without regard to whether the partners or members receive a distribution of cash from the entity.  We include in our income our pro rata share of the foregoing items for purposes of the various REIT gross income tests and in the computation of our REIT taxable income.  Moreover, for purposes of the REIT asset tests, we include our pro rata share of assets, based on capital interests, of assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies.  See “—Requirements for Qualification as a REIT—Ownership of Interests in Partnerships and Limited Liability Companies.”

Entity Classification

Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of one or more of these entities as a partnership or disregarded entity, and assert that such entity is an association taxable as a corporation for U.S. federal income tax purposes.  If our operating partnership, or a subsidiary partnership or limited liability company, were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income.  In this situation, the character of our assets and items of gross income could change and could preclude us from satisfying the REIT asset tests and possibly the REIT income tests.  See “—Requirements for Qualification as a REIT—Gross Income Tests,” and “—Asset Tests.” This, in turn, would prevent us from qualifying as a REIT.  See “—Failure to Qualify as a REIT” for a discussion of the effect of our failure to meet these tests for a taxable year.  In addition, a change in our operating partnership’s or a subsidiary partnership’s or limited liability company’s status as a partnership for tax purposes might be treated as a taxable event.  If so, we might incur a tax liability without any related cash distributions.

We believe our operating partnership and each of our other partnerships and limited liability companies (other than our taxable REIT subsidiaries) will be treated for U.S. federal income tax purposes as a partnership or disregarded entity.  Pursuant to Treasury regulations under Section 7701 of the Code, a partnership will be treated as a partnership for U.S. federal income tax purposes unless it elects to be treated as a corporation or would be treated as a corporation because it is a “publicly traded partnership.” A “publicly traded partnership” is any partnership

(i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.”

Our company and the operating partnership currently take the reporting position for U.S. federal income tax purposes that the operating partnership is not a publicly traded partnership.  There is a risk, however, that the right of a holder of operating partnership units to redeem the units for common shares could cause operating partnership units to be considered readily tradable on the substantial equivalent of a secondary market.  Under the relevant Treasury regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership.  We and the operating partnership believe that the operating partnership will qualify for at least one of these safe harbors at all times in the foreseeable future.  The operating partnership cannot provide any assurance that it will continue to qualify for one of the safe harbors mentioned above.

If the operating partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Code.  Qualifying income is generally real property rents and other types of passive income.  We believe that the operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were a publicly traded partnership.  The income requirements applicable to us in order for us to qualify as a REIT under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar.  Although differences exist between these two income tests, we do not believe that these differences would cause the operating partnership not to satisfy the 90% gross income test applicable to publicly traded partnerships.

If our operating partnership were taxable as a corporation, most, if not all, of the tax consequences described herein would be inapplicable.  In particular, we would not qualify as a REIT because the value of our ownership interest in our operating partnership would exceed 5% of our assets and we would be considered to hold more than 10% of the voting securities (and more than 10% of the value of the outstanding securities) of another corporation (see “—Requirements for qualification as a REIT—Asset Tests” above).  In this event, the value of our shares could be materially adversely affected (see “—Requirements for Qualification as a REIT—Failure to Qualify as a REIT” above).

Allocations of Partnership Income, Gain, Loss and Deduction

The partnership agreement generally provides that items of operating income and loss will be allocated to the holders of units in proportion to the number of units held by each such unit holder.  Certain limited partners have agreed, or may agree in the future, to guarantee debt of our operating partnership, either directly or indirectly through an agreement to make capital contributions to our operating partnership under limited circumstances.  As a result of these guarantees or contribution agreements, such limited partners could under limited circumstances be allocated net loss that would have otherwise been allocable to us.

If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership.  This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.  Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations promulgated under this section of the Code.

Tax Allocations with Respect to the Properties

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution.  The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the property at the time of contribution.  These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.  The partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Code.

Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences.  We and our operating partnership have agreed to use the

“traditional method” for accounting for book-tax differences for the properties initially contributed to our operating partnership.  Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed properties in the hands of our operating partnership (i) may cause us to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of our corresponding economic or book gain (or taxable loss that is less than our economic or book loss) with respect to the sale, with a corresponding benefit to the contributing partners.  Therefore, the use of the traditional method could result in our having taxable income that is in excess of economic income and our cash distributions from the operating partnership.  This excess taxable income is sometimes referred to as “phantom income” and will be subject to the REIT distribution requirements described in “—Annual Distribution Requirements.” Because we rely on our cash distributions from the operating partnership to meet the REIT distribution requirements, the phantom income could adversely affect our ability to comply with the REIT distribution requirements and cause our shareholders to recognize additional dividend income without an increase in distributions.  See “—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.” We and our operating partnership have not yet decided what method will be used to account for book-tax differences for other properties acquired by our operating partnership in the future.  Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value and, accordingly, Section 704(c) of the Code will not apply.

Taxation of U.S. Shareholders

Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations.  For these purposes, the term “U.S. shareholder” is a beneficial owner of our shares that is, for U.S. federal income tax purposes:

•                  a citizen or resident of the United States;

•                  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•                  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•                  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.  A partner of a partnership holding our shares should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

Distributions Generally.  So long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits that are not designated as capital gains dividends or “qualified dividend income” will be taxable to our taxable U.S. shareholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations.  For purposes of determining whether distributions to holders of shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to any outstanding preferred shares and then to our outstanding common shares.  Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently available to individual U.S. shareholders who receive dividends from taxable subchapter “C” corporations.

Capital Gain Dividends.  We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we properly designate as “capital gain dividends” will be taxable to our taxable U.S. shareholders as long-term capital gains without regard to the period for which the U.S. shareholder that receives such distribution has held its shares.  Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type.  If we designate any portion of a dividend as a capital gain dividend, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as capital gain.  Corporate shareholders, however, may be required to treat up to 20% of some capital gain dividends as ordinary income.  Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on these dividends.

We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case U.S. shareholders will be treated as having received, solely for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes that we paid on such undistributed capital gains.  A U.S. shareholder will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid.  A U.S. shareholder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS.  Our earnings and profits will be adjusted appropriately.

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

•                  a long-term capital gain distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 15% (through 2012, but scheduled to increase to 20% on or after January 1, 2013), and taxable to U.S. shareholders that are corporations at a maximum rate of 35%;

•                  an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 25%, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted basis of the U.S. shareholder’s shares in respect of which the distributions were made.  Rather, the distribution will reduce the adjusted basis of these shares.  To the extent that such distributions exceed the adjusted basis of a U.S. shareholder’s shares of our shares, the U.S. shareholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.  In addition, any dividend that we declare in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements.  See “—Taxation of the Company as a REIT” and “—Requirements for Qualification as a REIT—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits.

Qualified Dividend Income.  Through December 31, 2012, with respect to U.S. shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to shareholders as “qualified dividend income.”  A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as capital gain, provided that the shareholder has held the shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares become ex-dividend with respect to the relevant distribution.  The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

•                  the qualified dividend income received by us during such taxable year from non-REIT corporations (including our taxable REIT subsidiaries);

•                  the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

•                  the excess of (i) any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a “C” corporation with respect to which the Company is required to pay U.S. federal income tax, over (ii) the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if (A) the dividends are received from (i) a U.S. corporation (other than a REIT or a RIC), (ii) any of our taxable REIT subsidiaries, or (iii) a “qualifying foreign corporation,” and (B) specified holding period requirements and other requirements are met.  A foreign corporation (other than a “foreign personal holding company,” a “foreign investment company,” or “passive foreign investment company”) will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States.  We generally expect that an insignificant portion, if any, of our distributions from us will consist of qualified dividend income.  If we designate any portion of a dividend as qualified dividend income, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as qualified dividend income.

Passive Activity Losses and Investment Interest Limitations.  Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income.  As a result, U.S. shareholders generally will not be able to apply any “passive losses” against this income or gain.  Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.  A U.S. shareholder may elect, depending on its particular situation, to treat capital gain dividends, capital gains from the disposition of shares and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates.  We will notify shareholders regarding the portions of our distributions for each year that constitute ordinary income, return of capital and qualified dividend income.

Distributions to Holders of Depositary Shares.  Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the underlying preferred shares represented by such depositary shares.  Accordingly, such owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were direct holders of underlying preferred shares.  In addition, (i) no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of certificates evidencing the underlying preferred shares in exchange for depositary receipts, (ii) the tax basis of each share of the underlying preferred shares to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor, and (iii) the holding period for the underlying preferred shares in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

Dispositions of Our Shares.  If a U.S. shareholder sells, redeems or otherwise disposes of its shares in a taxable transaction, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes.  In general, a U.S. shareholder’s adjusted basis will equal the U.S. shareholder’s acquisition cost, increased by the excess for net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on it and reduced by returns on capital.

In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of shares of our shares will be subject to a maximum U.S. federal income tax rate of 15% (through 2012, but scheduled to increase to 20% on or after January 1, 2013), if our shares are held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2012, but scheduled to increase to 39.6% on or after January 1, 2013) if the stock is held for one year or less.  Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, Treasury regulations that would apply a capital gain tax rate of 25% (which is higher than the long-term capital gain tax rates for non-corporate U.S. shareholders) to a portion of capital gain realized by a non-corporate U.S. shareholder on the sale of the Company’s shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” U.S. shareholders should consult with their own tax advisors with respect to their capital gain tax liability.

Capital losses recognized by a U.S. shareholder upon the disposition of our shares that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year).  In addition, any loss upon a sale or exchange of shares of our shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. shareholder as long-term capital gain.

If a shareholder recognizes a loss upon a subsequent disposition of our shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. U.S. shareholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our shares, or transactions that we might undertake directly or indirectly.

Redemption of Preferred Shares and Depositary Shares.  Whenever we redeem any preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed.  The treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of our preferred shares to a holder of such preferred shares can only be determined on the basis of the particular facts as to each holder at the time of redemption. In general, a holder of our preferred shares will recognize capital gain or loss measured by the difference between the amount received by the holder of such shares upon the redemption and such holder’s adjusted tax basis in the preferred shares redeemed (provided the preferred shares are held as a capital asset) if such redemption (i) is ‘‘not essentially equivalent to a dividend’’ with respect to the holder of the preferred shares under Section 302(b)(1) of the Code, (ii) is a  “substantially disproportionate” redemption with respect to the shareholder under Section 302(b)(2) of the Code, or (iii) results in a ‘‘complete termination’’ of the holder’s interest in all classes of our shares under Section 302(b)(3) of the Code. In applying these tests, there must be taken into account not only any series or class of the preferred shares being redeemed, but also such holder’s ownership of other classes of our shares and any options (including stock purchase rights) to acquire any of the foregoing. The holder of our preferred shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

If the holder of preferred shares owns (actually or constructively) none of our voting shares, or owns an insubstantial amount of our voting shares, based upon current law, it is probable that the redemption of preferred shares from such a holder would be considered to be ‘‘not essentially equivalent to a dividend.’’ However, whether a distribution is ‘‘not essentially equivalent to a dividend’’ depends on all of the facts and circumstances, and a holder of our preferred shares intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation.

Satisfaction of the “substantially disproportionate” and “complete termination” exceptions is dependent upon compliance with the respective objective tests set forth in Section 302(b)(2) and Section 302(b)(3) of the Code. A distribution to a holder of preferred shares will be “substantially disproportionate” if the percentage of our outstanding voting shares actually and constructively owned by the shareholder immediately following the redemption of preferred shares (treating preferred shares redeemed as not outstanding) is less than 80% of the percentage of our outstanding voting shares actually and constructively owned by the shareholder immediately before the redemption, and immediately following the redemption the shareholder actually and constructively owns less than 50% of the total combined voting power of the Company. Because the Company’s preferred shares are nonvoting shares, a shareholder would have to reduce such holder’s holdings (if any) in our classes of voting shares to satisfy this test.

If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our preferred shares will be treated as a distribution on our shares as described under ‘‘Taxation of U.S. Shareholders—Taxation of Taxable U.S. Shareholders—Distributions Generally,’’ and ‘‘Taxation of Non-U.S. Shareholders—Distributions Generally.’’ If the redemption of a holder’s preferred shares is taxed as a dividend, the adjusted basis of such holder’s redeemed preferred shares will be transferred to any other shares held by the holder. If the holder owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

With respect to a redemption of our preferred shares that is treated as a distribution with respect to our shares, which is not otherwise taxable as a dividend, the IRS has proposed Treasury regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis which could result in taxable gain with respect to some shares, even though the holder’s aggregate basis for the shares would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend).  Additionally, these proposed Treasury regulations would not permit the transfer of basis in the redeemed shares of the preferred shares to the remaining shares held (directly or indirectly) by the redeemed holder. Instead, the unrecovered basis in our preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury regulations will ultimately be finalized.

Medicare Tax on Unearned Income.  The Health Care and Reconciliation Act of 2010 requires certain U.S. shareholders that are individuals, estates or trusts to pay an additional 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of REIT shares, effective for taxable years beginning after December 31, 2012.  U.S. shareholders should consult their own tax advisors regarding this legislation.

Taxation of Tax Exempt Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation.  Such entities, however, may be subject to taxation on their unrelated business taxable income, or UBTI.  While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI.  Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the U.S. tax-exempt shareholder), (2) our shares are not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to “excess inclusion income,” distributions that we make and income from the sale of our shares generally should not give rise to UBTI to a U.S. tax-exempt shareholder.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, are subject to different UBTI rules, which generally require such shareholders to characterize distributions from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares.  These shareholders should consult with their tax advisors concerning these set aside and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our shares could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless:

•                  either (1) one pension trust owns more than 25% of the value of our stock, or (2) one or more pension trusts, each individually holding more than 10% of the value of our shares, collectively own more than 50% of the value of our shares; and

•                  we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT.  An exception applies where the percentage is less than 5% for any year.  In which case none of the dividends would be treated as UBTI.  The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “not closely held requirement” without relying upon the “look-through” exception with respect to pension trusts.  As a result of certain limitations on the transfer and ownership of our common and preferred shares contained in our declaration of trust, we do not expect to be classified as a “pension-held REIT,” and accordingly, the tax treatment described above with respect to pension-held REITs should be inapplicable to our tax-exempt shareholders.

Taxation of Non-U.S. Shareholders

The following discussion addresses the rules governing U.S. federal income taxation of non-U.S. shareholders.  For purposes of this summary, “non-U.S. shareholder” is a beneficial owner of our shares that is not a U.S. shareholder (as defined above under “—Taxation of Taxable U.S. Shareholders”) or an entity that is treated as a partnership for U.S. federal income tax purposes.  These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules.  Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state local or foreign tax consequences that may be relevant to a non-U.S. shareholder in light of its particular circumstances.

Distributions Generally.  As described in the discussion below, distributions paid by us with respect to our common shares, preferred shares and depositary shares will be treated for U.S. federal income tax purposes as either:

•                  ordinary income dividends;

•                  long-term capital gain; or

•                  return of capital distributions.

This discussion assumes that our shares will continue to be considered regularly traded on an established securities market for purposes of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, provisions described below.  If our shares are no longer regularly traded on an established securities market, the tax considerations described below would materially differ.

Ordinary Income Dividends.  A distribution paid by us to a non-U.S. shareholder will be treated as an ordinary income dividend if the distribution is payable out of our earnings and profits and:

•                  not attributable to our net capital gain; or

•                  the distribution is attributable to our net capital gain from the sale of U.S. Real Property Interests, or “USRPIs,” and the non-U.S. shareholder owns 5% or less of the value of our common shares at all times during the one—year period ending on the date of the distribution.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares.  In cases where the dividend income from a non-U.S. shareholder’s investment in our shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends.  Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. shareholder.  The income may also be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a corporation.

Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S. shareholder (and that are not deemed to be capital gain dividends for purposes of the FIRPTA withholding rules described below) unless:

•                  a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate with us; or

•                  the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. shareholder’s trade or business.

Return of Capital Distributions.  Unless (A) our shares constitute a USRPI, as described in “—Dispositions of Our Shares” below, or (B) either (1) the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder (in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain) or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. shareholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax.  If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends.  The non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.  If our shares constitute a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. shareholder’s proportionate share of our earnings and profits, and

(2) the non-U.S. shareholder’s basis in its shares, will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Capital Gain Dividends.  A distribution paid by us to a non-U.S. shareholder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and:

•                  the distribution is attributable to our net capital gain (other than from the sale of USRPIs) and we timely designate the distribution as a capital gain dividend; or

•                  the distribution is attributable to our net capital gain from the sale of USRPIs and the non-U.S. common shareholder owns more than 5% of the value of common shares at any point during the one-year period ending on the date on which the distribution is paid.

Long-term capital gain that a non-U.S. shareholder is deemed to receive from a capital gain dividend that is not attributable to the sale of USRPIs generally will not be subject to U.S. federal income tax in the hands of the non-U.S. shareholder unless:

•                  the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax; or

•                  the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States in which case the nonresident alien individual will be subject to a 30% tax on his capital gains.

Under FIRPTA, distributions that are attributable to net capital gain from the sale by us of USRPIs and paid to a non-U.S. shareholder that owns more than 5% of the value of our shares at any time during the one-year period ending on the date on which the distribution is paid will be subject to U.S. tax as income effectively connected with a U.S. trade or business.  The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend, and, in the case of a non-U.S. shareholder that is a corporation, such distributions also may be subject to the 30% branch profits tax.

Any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. shareholder will be subject to special withholding rules under FIRPTA.  We will withhold and remit to the IRS 35% of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. shareholder, to the extent that the distribution is attributable to the sale by us of USRPIs.  The amount withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability or refundable when the non-U.S. shareholder properly and timely files a tax return with the IRS.

Undistributed Capital Gain.  Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our shares held by non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends.  Under this approach, the non-U.S. shareholder would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gains to the non-U.S. shareholder, and generally receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. shareholder’s actual U.S. federal income tax liability on such long-term capital gain.  If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. shareholder should consult its tax advisors regarding taxation of such undistributed capital gain.

Dispositions of Our Shares.  Unless our shares constitute a USRPI, a sale of our shares by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA.  Generally, with respect to any particular shareholder, our shares will constitute a USRPI only if each of the following three statements is true:

•                  Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor;

•                  We are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. shareholders at all times during a specified testing period.  Although we believe that we are and will remain a domestically-controlled REIT, because our shares are publicly traded, we cannot guarantee that we are or will remain a domestically-controlled qualified investment entity; and

•                  Either (a) our shares are not “regularly traded,” as defined by applicable Treasury regulations, on an established securities market; or (b) our shares are “regularly traded” on an established securities market and the selling non-U.S. shareholder has held over 5% of our outstanding common shares any time during the five-year period ending on the date of the sale.

Specific wash sales rules applicable to sales of shares in a domestically-controlled REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our shares even if we are a domestically-controlled qualified investment entity.  These rules would apply if a non-U.S. shareholder (1) disposes of our shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. shareholder as gain from the sale or exchange of a USRPI, and (2) acquires, or enters into a contract or option to acquire, other shares of our shares during the 61-day period that begins 30 days prior to such ex-dividend date.

If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder as follows: (1) if the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Taxation of Holders of Our Warrants and Rights

Warrants. You will not generally recognize gain or loss upon the exercise of a warrant. Your basis in the preferred shares, depositary shares representing preferred shares or common shares, as the case may be, received upon the exercise of the warrant will be equal to the sum of your adjusted tax basis in the warrant and the exercise price paid. Your holding period in the preferred shares, depositary shares representing preferred shares or common shares, as the case may be, received upon the exercise of the warrant will not include the period during which the warrant was held by you.  Upon the expiration of a warrant, you will recognize a capital loss in an amount equal to your adjusted tax basis in the warrant.  Upon the sale or exchange of a warrant to a person other than us, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or  exchange and your adjusted tax basis in the warrant. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the warrant was held for more than one year. Upon the sale of the warrant to us, the IRS may argue that you should recognize ordinary income on the sale. You should consult your own tax advisors as to the consequences of a sale of a warrant to us.

Rights.  In the event of a rights offering, the tax consequences of the receipt, expiration, and exercise of the rights we issue will be addressed in detail in a prospectus supplement. You should review the applicable prospectus supplement in connection with the ownership of any rights, and consult your own tax advisors as to the consequences of investing in the rights.

Dividend Reinvestment and Share Purchase Plan

General

We plan to offer shareholders, prospective shareholders and unitholders the opportunity to participate in our Dividend Reinvestment and Share Purchase Plan, which is referred to herein as the “DRIP.” Although we do not currently offer any discount in connection with the DRIP, we reserve the right to offer in the future a discount on shares purchased with reinvested dividends or cash distributions and shares purchased through the optional cash investment feature.

Amounts Treated as a Distribution

Generally, a DRIP participant will be treated as having received a distribution with respect to our shares for U.S. federal income tax purposes in an amount determined as described below.

•                  A shareholder who participates in the dividend reinvestment feature of the DRIP and whose dividends are reinvested in our shares purchased from us will be treated for U.S. federal income tax purposes as having received a distribution from us with respect to our shares equal to the fair market value of our shares credited to the shareholder’s DRIP account on the date the dividends are reinvested.  The amount of the distribution deemed received (and that will be reported on the Form 1099-DIV received by the shareholder) may exceed the amount of the cash dividend that was reinvested, due to a discount being offered on the purchase price of the shares purchased.

•                  A shareholder who participates in the dividend reinvestment feature of the DRIP and whose dividends are reinvested in our shares purchased in the open market, will be treated for U.S. federal income tax purposes as having received (and will receive a Form 1099-DIV reporting) a distribution from us with respect to its shares equal to the fair market value of our shares credited to the shareholder’s DRIP account (plus any brokerage fees and any other expenses deducted from the amount of the distribution reinvested) on the date the dividends are reinvested.  If we offer a discount on our shares purchased on the open market in the future, the amount of the distribution the shareholder will be treated as receiving (and that will be reported on the Form 1099-DIV received by the shareholder) may exceed the cash distribution reinvested as a result of any such discount.

•                  A shareholder who participates in both the dividend reinvestment and the cash investment features of the DRIP and who purchases our shares through the cash investment feature of the DRIP will be treated for U.S. federal income tax purposes as having received a distribution from us with respect to its shares equal to the fair market value of our shares credited to the shareholder’s DRIP account on the date the shares are purchased less the amount paid by the shareholder for our shares (plus any brokerage fees and any other expenses paid by the shareholder).

•                  A shareholder who participates in the optional cash purchase through the DRIP will not be treated as receiving a distribution from us if no discount is offered.

•                  Newly enrolled participants who are making their initial investment in our common shares through the DRIP’s optional cash purchase feature and therefore are not currently our shareholders should not be treated as receiving a distribution from us, even if a discount is offered.

•                  Although the tax treatment with respect to a shareholder who participates only in the cash investment feature of the DRIP and does not participate in the dividend reinvestment feature of the DRIP is not entirely clear, we will report any discount offered as a distribution to that shareholder on Form 1099-DIV.  Shareholders are urged to consult with their tax advisor regarding the tax treatment to them of receiving a discount on cash investments in our shares made through the DRIP.

In the situations described above, a shareholder will be treated as receiving a distribution from us even though no cash distribution is actually received.  These distributions will be taxable in the same manner as all other distributions paid by us, as described above under “Taxation of Taxable U.S. Shareholders Generally,” “Taxation of Tax-Exempt Shareholders,” or “Taxation of Non-U.S. Shareholders,” as applicable.

Basis and Holding Period in Shares Acquired Pursuant to the DRIP.  The tax basis for our shares acquired by reinvesting cash distributions through the DRIP generally will equal the fair market value of our shares on the date of distribution (plus the amount of any brokerage fees paid by the shareholder).  Accordingly, if we offer a discount on the purchase price of our shares purchased with reinvested cash distributions, the tax basis in our shares would include the amount of any discount.  The holding period for our shares acquired by reinvesting cash distributions will begin on the day following the date of distribution.

The tax basis in our shares acquired through an optional cash investment generally will equal the cost paid by the participant in acquiring our shares, including any brokerage fees paid by the shareholder.  If we offer a discount on the purchase price of our shares purchased by making an optional cash investment, then the tax basis in those shares also would include any amounts taxed as a dividend.  The holding period for our shares purchased through the optional cash investment feature of the DRIP generally will begin on the day our shares are purchased for the participant’s account.

Withdrawal of Shares from the DRIP.  When a participant withdraws stock from the DRIP and receives whole shares, the participant will not realize any taxable income.  However, if the participant receives cash for a fractional share, the participant will be required to recognize gain or loss with respect to that fractional share.

Effect of Withholding Requirements.  Withholding requirements generally applicable to distributions from us will apply to all amounts treated as distributions pursuant to the DRIP.  See “U.S. Shareholders—Generally” and “Non-U.S. Shareholders—Generally” contained in “—Information Reporting and Backup Withholding Tax Applicable to Shareholders,” for discussion of the withholding requirements that apply to other distributions that we pay.  All withholding amounts will be withheld from distributions before the distributions are reinvested under the DRIP.  Therefore, if a U.S. shareholder is subject to withholding, distributions which would otherwise be available for reinvestment under the DRIP will be reduced by the withholding amount.

Information Reporting and Backup Withholding Tax Applicable to Shareholders

U.S. Shareholders — Generally

In general, information-reporting requirements will apply to payments of distributions on our shares and payments of the proceeds of the sale of our shares to some U.S. shareholders, unless an exception applies.  Further, the payer will be required to withhold backup withholding tax on such payments (currently at the rate of 28%, but scheduled to increase to 31% effective on or after January 1, 2011) if:

(1)          the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

(2)          the IRS notifies the payer that the TIN furnished by the payee is incorrect;

(3)          there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or

(4)          there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some shareholders may be exempt from backup withholding.  Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder’s U.S. federal income tax liability and may entitle the shareholder to a refund, provided that the required information is furnished to the IRS.

U.S. Shareholders — Legislation Relating To Foreign Accounts

Under the Hiring Incentives to Restore Employment Act (enacted March 2010), certain payments made after December 2012 to “foreign financial institutions” in respect of accounts of U.S. shareholders at such financial institutions may be subject to withholding at a rate of 30% on certain types of income, including dividends on and gains from the sale or other disposition of REIT shares. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this new legislation on their ownership and disposition of their shares held with or through a financial institution or other foreign entity. See “—Backup Withholding Tax and Information Reporting—Non-U.S. Shareholders —Withholding on Payments to Certain Foreign Entities.”

Non-U.S. Shareholders — Generally

Generally, information reporting will apply to payments of distributions on our shares, and backup withholding described above for a U.S. shareholder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.  The payment of the proceeds from the disposition of our shares to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding as described above for U.S. shareholders, or the withholding tax for non-U.S. shareholders, as applicable, unless the non-U.S. shareholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.  The proceeds of the disposition by a non-U.S. shareholder of our shares to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding.  However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership 50% or more of whose interests are held by partners who are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker unless the broker has documentary evidence as to the non-U.S. shareholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of shareholders when payments to the shareholders cannot be reliably associated with appropriate documentation provided to the payer.  If a non-U.S. shareholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty.  Because the application of these Treasury regulations varies depending on the non-U.S. shareholder’s particular circumstances, non-U.S. shareholders are urged to consult their tax advisor regarding the information reporting requirements applicable to them.

Backup withholding is not an additional tax.  Any amounts that we withhold under the backup withholding rules will be refunded or credited against the non-U.S. shareholder’s federal income tax liability if certain required information is furnished to the IRS.  Non-U.S. shareholders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Non-U.S. Shareholders — Withholding on Payments to Certain Foreign Entities

The Hiring Incentives to Restore Employment Act (enacted March 2010) imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless various certification, information reporting and other specified requirements have been satisfied.  The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares paid to a foreign financial institution or to a foreign nonfinancial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner.  In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders.  The legislation is generally effective for payments made after December 31, 2012.  However, no withholding is required on payments made under obligations that are outstanding on March 18, 2012, or from the gross proceeds of any disposition of such an obligation. Prospective shareholders should consult their tax advisors regarding this legislation.

Other Tax Consequences

State, Local and Foreign Taxes

We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and our shareholders may be required to pay tax in various state or local jurisdictions, including those in which they reside.  Our state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above.  In addition, a shareholder’s state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above.  Consequently, prospective investors should consult with their tax advisors regarding the effect of state and local tax laws on an investment in our shares and depositary shares.

A portion of our income is earned through our taxable REIT subsidiaries.  The taxable REIT subsidiaries are subject to federal, state and local income tax at the full applicable corporate rates.  In addition, a taxable REIT subsidiary will be limited in its ability to deduct interest payments in excess of a certain amount made directly or indirectly to us.  To the extent that our taxable REIT subsidiaries and we are required to pay U.S. federal, state or local taxes, we will have less cash available for distribution to shareholders.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision.  The sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions.  These provisions include provisions related to the reduced maximum income tax rate of 15% (rather than 20%) on long-term capital gains for taxpayers taxed at individual rates, including the application of the long-term capital gains rate to qualified dividend income, and certain other tax rate provisions described herein.  The impact of this reversion is not discussed herein.  Consequently, prospective shareholders should consult their tax advisors regarding the effect of sunset provisions on an investment in our shares.

Tax Shelter Reporting

If a holder recognizes a loss as a result of a transaction with respect to our shares of at least (i) for a holder that is an individual, S corporation, trust or a partnership with at least one non-corporate partner, $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, or (ii) for a holder that is either a corporation or a partnership with only corporate partners, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such holder may be required to file a disclosure statement with the IRS on Form 8886.  Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted.  The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper.  Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances